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                                                                    Exhibit 7.22


            ASSIGNMENT OF NOTES AND INTEREST IN COLLATERAL DOCUMENTS

       THIS ASSIGNMENT OF NOTES AND INTEREST IN COLLATERAL DOCUMENTS ("Assignment") is made and entered into as of the 7th day of February, 2001, by and between CECIL ALTMANN, whose address is 145 route de Vovray, 74160 Archamps, France (hereinafter referred to as "Assignor"), and (ii) IMAGINE INVESTMENTS, INC., a Delaware corporation, with principal office and place of business at Suite 1901, 8150 North Central Expressway, Dallas, TX 75206 (hereinafter referred to as "Assignee").

                                    RECITALS:

       A. On or about April 1, 1999, Assignor made a loan to Riverside Group, Inc., a Florida corporation ("Borrower"), in the original principal amount of One Million Dollars ($1,000,000.00) (the "Loan"), as evidenced by two certain Promissory Notes, each in the face principal amount of Five Hundred Thousand Dollars ($500,000.00) and dated April 1, 1999 (the "Notes").

       B. The Loan was made pursuant to a Credit Agreement dated as of April 1, 1999 pursuant to which the Assignor and others (in the aggregate the "Holders") made loans to the Borrower aggregating Ten Million Dollars ($10,000,000.00). The Credit Agreement was entered into between the Borrower, the parties executing same as Holders, and Mitchell W. Legler, (the "Agent") acting as agent for the Holders.

       C. In accordance with the Credit Agreement, the Agent, acting for the Holders, entered into a certain Intercreditor Agreement, dated as of August 24, 1994, with American Founders Life Insurance Company and certain collateral documents with the Borrower, encumbering assets of the Borrower. Further, the Agent, acting for the Holders, entered into a Forbearance Agreement, dated as of May 8, 2000, and an Amendment To Forbearance Agreement, dated as of August 14, 2000 (together the "Forbearance Agreements"). Pursuant to the Forbearance Agreements additional collateral for the Loan was granted by the Company to the Agent, acting for the Holders (all collateral presently securing the Loan is referred to herein as the "Collateral", and all documentation evidencing the encumbrance and pledging of such collateral is referred to herein as the "Collateral Documents"). The Credit Agreement, the Intercreditor Agreement, the Notes, the Forbearance Agreements and the Collateral Documents together are referred to herein as the "Loan Documents").

       D. Assignee now desires to acquire all of Assignor's right, title and interest in and to the Loan, the Notes, all Collateral and any other security then for, the Collateral Documents and all other Loan Documents, in exchange for the sum hereinafter described, upon the terms and conditions set forth herein.

                                   AGREEMENT:

       NOW, THEREFORE, in consideration of payment of the "Consideration," as hereinafter defined, by Assignee to Assignor, and the mutual promises and covenants contained herein, Assignor and Assignee do hereby agree as follows:

       1. CONSIDERATION. As consideration for the assignments made herein, Assignee has paid to Assignor the sum of Eight Hundred Thousand Dollars ($800,000,00) (the "Consideration").

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       2.     ASSIGNMENT. Assignor hereby assigns to Assignee, without recourse,
Assignor's entire right, title and interest in and to the Loan, the Notes, all Collateral and other security therefor, the Collateral Documents and all other Loan Documents, and Assignee hereby accepts such assignment and agrees to be bound by all of the provisions undertaken by Assignor therein. This assignment specifically includes all "voting" or "consent" rights of Assignor under or related to any and all of the Loan, Documents. This instrument shall operate as a bill of sale and assignment.

       3. CLAIMS. Assignor hereby further assigns his entire right, title and interest in and to any clams that he may have against Borrower arising out of, or in connection with, the Loan, to Assignee.

       4. DELIVERIES AT CLOSING; ESCROW PROCEDURES. Contemporaneously with the execution of this Assignment, Assignor has delivered or caused to be delivered, to Greenebaum Doll & McDonald, 3300 National City Tower, Louisville, KY 40202, escrow agent for the Assignor and Assignee, (the "Escrow Agent"):

              (i)    This Assignment, properly executed;

              (ii) The original Notes, accompanied by separate "endorsements" (the "Endorsements") referencing the Notes executed by Assignor "Pay to the order of Imagine Investments, Inc., without recourse";

              (iii)  A Notice of Assignment addressed to the Agent and

              (iv) A Request for Waiver of Requirement of Opinion of Counsel addressed to the Borrower.

Assignee has delivered to the Escrow Agent the Consideration in "good funds."

The Assignor and Assignee hereby request and instruct the Escrow Agent to: (a) accept this Assignment and the Notes, Endorsements, Notices, Request and Consideration; (b) Deliver the Notice to the Agent and Request to the Borrower;
(c) accept from the Agent his agreement (oral or written) to the form of Notice of Assignment addressed to him; (d) accept receipt from the Borrower of a "waiver" of the requirements of a legal opinion as required by Section 12.1 of the Credit Agreement; and (e) upon receipt of each of the aforesaid items to wire the Consideration to the Assignor at M+T Bank, N.Y., N.Y. for account Cecil Altmann #8889900950 and deliver to the Assignee the Notes and Endorsements and copies of other documentation held in escrow.

       5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

              (a) The only principal payment on the Loan was in the amount of Fifty Thousand Dollars ($50,000.00) paid August 15, 2000, and the two most recent interest payments were Sixteen Thousand Dollars ($16,000.00) paid September 10, 2000 and Thirteen Thousand Eight Hundred Dollars ($13,800.00) paid October 31, 2000. The outstanding unpaid principal balance of the Loan therefore is Nine Hundred Fifty Thousand Dollars ($950,000.00). As of December 31, 2000, the accrued but unpaid interest owing was Ninety Four Thousand Six Hundred Twenty Six Dollars ($94,626.00). As of December 31, 2000, therefore, the outstanding principal plus accrued but unpaid interest was One Million Forty Four Thousand Six Hundred Twenty Six Dollars ($1,044,626.00).

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              (b)    He is the owner and holder of the Notes and the rights
assigned hereunder, free and clear of all rights, liens, security interests, encumbrances and the like, and has not previously pledged, discounted, sold or released any interest in the Notes or rights assigned hereunder. No other party has any rights in the Notes or interest in any of Assignor's interests being assigned hereunder.

              (c) There are no offsets, counterclaims or defenses to the Notes.

       6. ESCROW AGENT. Escrow Agent joins herein solely for the purpose of undertaking to perform only such duties as are set forth herein. Escrow Agent may (a) act in reliance on any writing, instrument or signature which it in good faith believes to be genuine, (b) assume the validity and accuracy of any statement or assertion contained in any such writing or instrument, and (c) assume that any person purporting to give any writing notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. Assignor and Assignee hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, damages, costs and expenses that may be incurred by it by reason of its compliance in good faith with the terms of this Agreement. Escrow Agent shall have no liability under this Escrow Agreement excepts for loses resulting from its gross negligence or willful misconduct.

       7. FURTHER ACTS. Assignor agrees that he will, at any time, and from time to time, after the date hereof, upon the request of Assignee, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, documents and assurances, as may be required to complete the transactions contemplated herein.

       8. CHOICE OF LAW. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

       9. COUNTERPARTS AND FACSIMILES. This Assignment, and any other document referenced herein, may be executed by counterparts, and by signatures to documents transmitted by facsimile, and all such facsimile signatures and counterparts shall be deemed original signatures binding on the parties.

       10. COUNTERPARTS AND FACSIMILES. This Assignment shall be binding upon and inure to the respective heirs, personal representatives, successors and assigns of Assignor and Assignee.

       11. BINDING EFFECT. This Assignment shall be binding upon and inure to the respective heirs, personal representatives, successors and assigns of Assignor and Assignee.

       IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto as of the day, month and year first above written.

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                                        /s/ Cecil Altman
                                       _________________________________________
                                       CECIL ALTMAN
                                                     ("Assignor")



                                       IMAGINE INVESTMENTS, INC.

                                           /s/ Gary M. Goltz
                                       By:______________________________________
                                               V.P.
                                       Title:___________________________________
                                                     ("Assignee")



                                       GREENEBAUM DOLL & MCDONALD PLLC

                                           /s/ Michael M. Fleishman
                                       By:______________________________________
                                       Title:___________________________________
                                                   ("Escrow Agent")

 /s/ Catherine Zelus
________________________      )          Catherine Zelus
   Florence de Tugny          )   SS:
________________________      )          Florence de Tugny

       The foregoing instrument was acknowledged before me on this 7th day of February, 2001, by Cecil Altman.


                                       _________________________________________
                                       Notary Public

                                       My Commission Expires:___________________

    State of Texas
________________________      )
    County of Dallas          )   SS:
________________________      )

     The foregoing instrument was acknowledged before me on this 7th day of February, 2001, by Gary M. Goltz, as Vice President of Imagine Investments, Inc., a Delaware corporation, on behalf of said corporation.

                                        /s/ Diane K. Sadler
                                       _________________________________________
                                       Notary Public

                                                              September 26, 2004
                                       My Commission Expires:___________________


[SEAL]

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Commonwealth of Kentucky      )
                              )    SS:
County of Jefferson           )

     The foregoing instrument was acknowledged before me on this 7th day of February, 2001, by Michael M. Fleishman, as ____________________ of Greenebaum Doll & McDonald PLLC, a Kentucky professional limited liability company, on behalf of said company.

                                        /s/ Patricia J. O'Brian
                                       _________________________________________
                                       Notary Public

                                                               8/23/03
                                       My Commission Expires:___________________


[SEAL]

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